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                                                                  EXHIBIT 10.7


                              EMPLOYMENT AGREEMENT
                              (Phillip G. Norton)


         THIS EMPLOYMENT AGREEMENT is hereby made as of September 1, 1996, by and between PHILLIP G. NORTON, hereinafter referred to as the "Employee," and MLC HOLDINGS, INC., a Delaware corporation, whose principal place of business is located at 11150 Sunset Hills Road, Suite 110, Reston, Virginia 22190, hereinafter referred to as the "Employer."

         RECITALS:

         A. The Employer is engaged in the business of specialized asset financing with a focus on the leasing of information technology equipment and services.

         B. The Employee has substantial experience in the business of the Employer.

         C. The Employer desires to secure the services of the Employee, and the Employee is willing to be employed as President and Chief Executive Officer of the Employer and its subsidiaries, including without limitation MLC Group, Inc. and MLC GATX, Inc. (hereinafter, collectively, the "Company"), on the terms, covenants and conditions hereinafter set forth.

         THEREFORE, in consideration of the mutual promises and agreements hereinafter set out, the Employer and the Employee agree as follows:

         1. Employment. The Employer hereby employs, engages, and hires the Employee, and the Employee hereby accepts employment with the Employer as President and Chief Executive Officer, to render such services for the Employer as determined by the Board of Directors of the Employer. The Employee accepts and agrees to such hiring, engagement and employment, subject to the general supervision and pursuant to the orders, advice and direction of the directors of the Employer.

         2. Extent of Efforts; Other Employment. The Employee agrees that the Employee shall devote his entire productive time and attention to the business affairs of the Employer and, to the best of the Employee's ability, experience and talents, shall perform all of the duties that may be required of and from the Employee pursuant to the express and implicit terms hereof to the reasonable satisfaction of the Employer. The Employee shall not engage in any other business duties or pursuits whatsoever, or directly or indirectly render any services of a business, commercial, or professional nature to any person or organization, whether for compensation or otherwise, without the prior written consent of the Employer's Board of Directors. This paragraph 2 shall not prohibit the making of passive, personal investments, nor the conduct to a reasonable extent of private business affairs if those activities do not interfere with the services required under this Agreement.
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         3.      Term and Termination of Employment.

                 A. Term - Subject to the provisions of Section 3(B), the "Term" of the Employee's employment shall be three (3) years, commencing on the date of closing of the initial public offering by the Employer (the "Effective Date"), and shall renew automatically for successive one (1) year periods unless a party hereto provides written notice to terminate to the other party prior to thirty (30) days before the end of the original period or any successive period.

                 B. Termination - Either the Employee or the Employer may terminate the Employee's employment at any time upon thirty (30) days advance written notice. This Agreement shall automatically terminate upon the occurrence of any of the following events:

                          (i)     The death of the Employee;

                          (ii)    The "Permanent Disability" (hereinafter
defined) of  the Employee; or

                          (iii)   Written notice from the Board of Directors
to the Employee  of his termination for "Cause" (hereinafter defined).

         As used herein, "Permanent Disability" means any mental or physical illness or disability continuing for a period of more than six (6) consecutive months which renders the Employee unable to perform his duties and services hereunder in a satisfactory manner. In the event of any disputes over the existence or commencement of such disability, the issue shall be determined by a qualified physician mutually agreed to by the Employer and the Employee , or, if applicable, the Employee's legal representative. The determination of such physician shall be conclusive and binding on the parties hereto.

         As used herein, "Cause" means: gross neglect of duty, prolonged absence from duty without the consent of the Employer, the acceptance by the Employee of a position with another employer without consent, intentionally engaging in any activity which is in conflict with or adverse to the business or other interests of the Company, willful misconduct on the part of the Employee, misfeasance or malfeasance of duty causing a violation of any law which is reasonably determined to be detrimental to the Company, breach of a fiduciary duty owed to the Company or any material breach of this Agreement by the Employee which has not been corrected by the Employee within (30) days after his receipt of notice of such breach from the Employer.

         4. Compensation of the Employee. As the Employee's entire compensation (exclusive of director's fees, if any) for all services rendered to the Employer during the term of this Agreement, the Employee shall have and receive, subject to withholding and other applicable employment taxes:

                 A. Commencing on the first day of the first month immediately following the Effective Date (the "Salary Commencement Date"), a "basic salary" at the rate of Two Hundred Thousand and 00/100 Dollars ($200,000) per annum, payable in cash or good check, not less frequently than





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monthly and not later than the last day of the month in question; provided, however, that the rate of such salary shall be reviewed by the Board of Directors of the Employer not less often than annually and may be increased (but not decreased) at each yearly renewal date. Prior to the Salary Commencement Date, the Employee shall continue to receive his basic salary as in effect on the date of this Agreement.

                 B. Bonus compensation over and above the basic salary equal to five percent (5%) of increase of the net income before taxes (as defined on Exhibit A attached hereto) over net income before taxes for the preceding fiscal year, but not to exceed One Hundred Fifty Thousand and 00/100 Dollars ($150,000) for any fiscal year, as more particularly determined by the formula set forth on Exhibit A hereto and payable at such time or times as the Board of Directors in its discretion may from time to time determine.

                 C. The right to receive an immediately exercisable grant of an option to acquire 130,000 shares in accordance with that certain Non-Qualified Stock Option Agreement by and between the Employer and the Employee, a copy of which is attached hereto as Exhibit B.

                 D. The right to receive or participate in any additional "fringe" benefits, including but not limited to insurance programs and pension or profit-sharing plans, which may from time to time be made available to executives of the Employer.

                 E. Upon termination of employment for any reason, the right to have any insurance policies that the Employer then owns on his life assigned to him without further consideration.

                 F. Upon termination of employment, other than for cause, the right to receive the Washington Bullets basketball season tickets (for the then current and all future seasons) held by the Employer.

         5.      Facilities and Expenses.

                 A. The Employer shall provide the Employee with a private office, office equipment, supplies and other facilities and services consistent with the current practices of the Employer, and suitable to the Employee's position and adequate for the performance of his duties.

                 B. The Employee may be authorized from time to time to incur reasonable expenses for promoting the business of the corporation, including expenses for entertainment, travel, and similar items. The Employer will reimburse the Employee for all such authorized expenses upon the presentation by the Employee of an itemized account of such expenditures. The Employee shall provide the Employee's own personal transportation, except for such times as the Employee is using the Employer-owned vehicles for official business.





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         6.      Reimbursement of Disallowed Expenses.  If any salary payment, medical reimbursement, employee fringe benefit, expense allowance payment, or other expense incurred by the Employer for the benefit of the Employee is disallowed, in whole or in part, as a deductible expense of the Employer for federal income tax purposes, the Employee shall reimburse the Employer upon notice and demand, to the full extent of the disallowance. This legally enforceable obligation is in accordance with the provisions of Revenue Ruling 69-115 and is for the purpose of entitling the Employee to a business expense deduction for the taxable year in which the repayment is made to the Employer.

         7.      Vacation and Sick Leave.

                 A. The Employee shall accrue four (4) weeks vacation each calendar year and may take such vacation at times to be determined in the manner most convenient to the business of the Employer. In addition, the Employee may take time off at such times as may be determined by the Board of Directors to attend such meetings and postgraduate courses as may directly benefit the Employer and the Employee. Unused days of vacation may not be carried over to future years. In addition, the Employee may take as holidays five (5) days of the Employee's choosing, so long as it is convenient to and approved by the Employer.

                 B. The Employee shall accrue ___________ (__) days sick leave in each calendar month, not to exceed a total of thirty (30) days. Unused days of sick leave may not be carried over to future years. Any date used for the purpose of determining the date of permanent or partial disability under this Agreement shall be postponed until such time as all of the Employee's sick leave shall be exhausted.

         8. Illness or Incapacity. If the Employee becomes unable to devote the Employee's full time to the business of the Employer because of illness or incapacity during the term of this Agreement, then during such period of illness or incapacity, the Employee's compensation shall be as follows:

                 A. For the first six (6) months thereof--One Hundred percent (100%) of the compensation provided for by paragraph 4 of this Agreement.

                 B. If the Employee shall not have resumed the Employee's duties within the six (6) month period specified above, then the Employee's compensation hereunder shall be terminated as of the end of the six (6) month period, and the Employer shall have no further financial obligation to the Employee.

         9. Death During Employment. If the Employee dies during the term of the Employee's employment, the Employer shall pay to the estate of the Employee the basic salary which would otherwise be payable to the Employee up to the end of the month in which the Employee's death occurs, not including any bonuses. The Employer shall have no further financial obligations to the Employee or to the Employee's estate under the terms of this Agreement.





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         10.     Non-Competition Agreement.

                 During the duration of this Agreement and any extensions or renewals hereof and for a period of one (1) year after the later of (i) the date this Agreement is terminated by the Employer for cause or by voluntary termination by the Employee, or (ii) the expiration of this Agreement at the end of the initial or any renewal term or extensions thereof, the Employee agrees as follows:

                 A.       The Employee agrees that the Employee shall not:

                           (i) in any capacity whatsoever, whether as a
proprietor, partner, investor, corporate stockholder, director, officer, employee, consultant, independent contractor, co-venturer, employer, agent, representative, or otherwise, own, engage directly or indirectly in, or be interested in a business or business activities competing with the Employer in the United States;

                          (ii)    in any capacity whatsoever, whether as a
lender, guarantor, accommodation party, financier, investor, or otherwise, assist or attempt to assist with respect to the providing of capital needs, borrowing needs, or credit needs of any person, persons or entities of every nature and description, other than the Employer, who or which shall be engaged in, or intend to be engaged in, a business or business activities competing with the Employer in the United States.

                 B. The Employee hereby agrees that the Employee will not at any time disclose to any person, individual or entity, who or which is, or reasonably may be expected to be, in competition with the Employer in the United States, any confidential information or trade secrets of the Employer, the contents of any client lists of the Employer, or the general needs of any client or other contracting parties with the Employer; provided, however, the foregoing shall not prevent such Employee from responding to the request of a governmental agency or pursuant to a court order or as otherwise required by law.

                 C. The Employee hereby agrees that the Employee shall not at any time after execution of this Agreement, interfere with, solicit, or disrupt the relationship, contractual or otherwise, between the Employer and its clients, suppliers, agents, consultants, officers or employees.

                 D. The Employee acknowledges (i) that the foregoing provisions are reasonable as to time and areas as to which their activities are to be restricted, (ii) that the Employee understands the same and intends to be fully bound with respect thereto, and (iii) that such limitations upon the Employee's activities for the time and in the designated market area shall not prevent the Employee from earning a reasonable livelihood during the two year period following the termination or expiration of this Agreement.

                 E. Recognizing that a breach of any covenant contained in Section 10 hereof would cause the Employer irreparable injury and that damages at law would be difficult to ascertain, the Employee hereby consents to the granting of equitable relief (without the posting of any bond by





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the Employer) by way of a restraining order or temporary or permanent injunction by any court of competent jurisdiction to prohibit the breach or enforce the performance of any covenant contained in Section 10 hereof. Employee shall only be liable for actual monetary damages to the Company, and not any consequential or punitive damages for any breach of any covenant of
Section 10 hereof.

         11. Registration Rights. If the Employer at any time proposes to file a registration statement on Form S-3 or any successor thereto (or other applicable SEC registration form available for registering restricted stock), the Employer shall give written notice to Employee of its intention to do so. Upon the written request of Employee, received by the Employer within 30 days after the giving of any such notice by the Employer, to register any of Employee's shares of Employer stock, the Employee will use its best efforts to cause the stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Employer, all to the extent requisite to permit the sale or other disposition by the Employee of such stock so registered.

         12. Severability. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, this contract shall be interpreted as if such invalid agreements or covenants were not contained herein.

         13. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by certified or registered mail, return receipt requested, to the parties at the following addresses:

                          TO THE EMPLOYER:

                          MLC Group, Inc.
                          11150 Sunset Hills Road
                          Suite 110
                          Reston, Virginia 22190

                          TO THE EMPLOYEE:

                          Phillip G. Norton

                          1019 Basil Road
                          McLean, Virginia  22101


         14. Assignment. This Agreement is personal to each of the parties hereto and neither may assign or delegate any of the party's rights or obligations hereunder without first obtaining the written consent of the other party.

         15.     Miscellaneous.

                 A. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties hereto.

                 B. This Agreement shall be governed in all respects by the laws of or applicable to the State of Delaware. The paragraph headings in this Agreement are included solely for convenience and shall not affect or be used in connection with the interpretation of this Agreement.

                 C. This contract contains the complete agreement concerning the employment arrangement between the parties and shall, as of the commencement of the term of employment hereunder, supersede all other agreements between the parties. The parties stipulate that neither of





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them has made any representation with respect to the subject matter of this
Agreement or any representations, including the execution and delivery hereof, except such representations as are specifically set forth herein, and each of the parties acknowledges that the party has relied on the party's own judgment in entering into this Agreement.

                 D. The waiver by the Employer of a breach of any condition of this Agreement by the Employee shall not be construed as a waiver of any subsequent breach by the Employee.

         IN WITNESS WHEREOF, the parties have executed this Agreement as the date first above written.

                                        EMPLOYER:

                                        MLC HOLDINGS, INC., a Delaware
                                        corporation


                                        By:
                                           --------------------------------
                                           Bruce M. Bowen, Executive
                                              Vice President



                                        EMPLOYEE:



                                        -----------------------------------
                                        PHILLIP G. NORTON





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                                   EXHIBIT A


                           Bonus Compensation Formula





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                                   EXHIBIT B


                         Copy of Stock Option Agreement





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                                                                  EXHIBIT B
                                                                     TO
                                                                  EXHIBIT 10.7


                      NONQUALIFIED STOCK OPTION AGREEMENT
                              (Phillip G. Norton)

         MLC Holdings, Inc. (the "Company"), in consideration of the value of the continuing services of Phillip G. Norton (hereinafter called "Optionee"), which continuing services the grant of this option is designed to secure, and in consideration of the undertakings made herein by Optionee, hereby grants to Optionee an option (the "Option"), evidenced by this option agreement ("Option Agreement"), exercisable for the period and upon the terms hereinafter set out, to purchase one hundred thirty thousand (130,000) shares of common stock of the Company ("Common Stock") at a price equal to one hundred percent (100%) of the opening price of the common stock of the Company in connection with the initial public offering by the Company (the "Offering") which becomes binding on the Company upon the completion of the Offering.

         1. Term of Option. This Option is granted and dated on the date set forth next above the signature shown (sometimes hereinafter called the "Date of Grant") and will terminate and expire, to the extent not previously exercised, ten (10) years after the Date of Grant, or at such earlier time as may be specified in Section 4 hereof.

         Except as otherwise provided in this Option Agreement, this Option is exercisable as follows:

                  (a) 32,500 shares at any time and from time to time after the Date of Grant and exercisable upon the completion of the Offering and prior to the termination of the Option;

                  (b) 32,500 additional shares at any time and from time to time after the expiration of one year from the Date of Grant and prior to the termination of the Option;

                  (c) 32,500 additional shares at any time and from time to time after the expiration of two years from the Date of Grant and prior to the termination of the Option; and

                  (d) 32,500 additional shares at any time and from time to time after the expiration of three years from the Date of Grant and prior to the termination of the Option.

         2. Non-Transferability. This Option is not assignable or transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of the Optionee, this Option shall be exercisable only by him.

         3. Manner of Exercise. The Optionee (or other person entitled to exercise the Option) shall purchase shares of Common Stock subject hereto by the payment to the Company of the purchase price therefore in full. The Option may be exercised from time to time in multiples of 100 shares by written notice to the Company stating the full number of shares to be purchased and the time of deliver thereof, which shall be at least 15 days after the giving of notice unless an earlier date shall have been agreed upon between Optionee (or other person entitled to exercise the Option) and the Company, accompanied by full payment for the shares by certified check or the equivalent or otherwise acceptable to the Company. At the time of delivery, the Company shall, without transfer or issue tax to the Optionee (or other person entitled to exercise the Option) deliver at the principal office of the Company, or at such other place as shall be mutually agreed upon, a certificate or certificates for such shares; provided, however, that the time of delivery may be postponed by the Company for such period as may be required for it to comply with reasonable diligence with any requirements of law. If the Optionee (or other person entitled to exercise the Option) fails to accept delivery of all or any part of the number of shares specified in such notice upon tender of delivery thereof, Optionee's payment shall be returned and the right to exercise the Option with respect to such undelivered shares shall be thereupon terminated.

         4.01. The Option shall terminate and may no longer be exercised if the Optionee ceases to be an employee of the Company, except that (i) if the Optionee dies while in the employ of the Company, or within two (2) months after the termination of such employment, or within six (6) months if determined to be permanently disabled, such Option may be exercised on his behalf as set forth below; and (ii) if the Optionee's employment shall have been terminated for any reason other than his death, or permanent disability, he may at any time within a period of two (2) months after such termination exercise such Option to the extent that the Option was exercisable on the date of the termination of his employment; provided, however, that in the case of termination for cause by the Company of the employment of the Optionee, or if an employee shall terminate his employment in violation of any employment agreement with the Company, then the Option shall terminate and expire concurrently with the termination of his employment and shall not thereafter be exercisable to any extent. The definition of "cause" shall be as set forth in paragraph 4.03 below for each Optionee.

         4.02 If the Optionee dies during the term of the Option while in the employ of the Company, or within the two (2) month period after the termination of employment, or within six (6) months if determined to be permanently disabled without having fully exercised the Option, the executor or administrator of his estate or the person who inherits the right to exercise the Option by bequest or inheritance shall have the right within twelve (12) months after the Optionee's death to purchase the number of shares which the deceased Optionee was entitled to purchase at the date of his death, after which time the Option shall lapse.

         4.03 The term "cause" as used herein shall mean gross neglect of duty, prolonged absence from duty without the consent of the Company, the acceptance by Optionee of a position with another employer without consent, intentionally engaging in any activity which is in conflict with or adverse to the business or other interests of the Company, willful misconduct on the part of Optionee, misfeasance or malfeasance of duty causing a violation of any law which is reasonably determined to be detrimental to the Company, breach of a fiduciary duty owed to the Company or any material breach of an employment contract which has not been corrected by Optionee within (30) days after his receipt of notice of such breach from the Company.

         5. Adjustments on Recapitalization. The number of shares of Common Stock subject hereto and the option price per share shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Common Stock resulting from the subdivision or consolidation of shares, or the payment of a stock dividend after the Date of Grant, or other decrease or increase in the shares of Common Stock outstanding effected without receipt of consideration by the Company; provided, however, that any option to purchase fractional shares resulting from such adjustments shall be eliminated.

         6. Adjustments on Reorganization. If the Company shall at any time merge or consolidate with or into another corporation, the holder of this Option will thereafter receive, upon the exercise thereof, the securities and/or property to which a holder of the number of shares of Common Stock then deliverable upon the exercise of the Option would have been entitled upon such merger or consolidation, and the Company shall take such steps in connection with such merger or consolidation as may be necessary to assure that the provisions of this Agreement shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of such option; provided, however, that under no circumstances shall





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any option exercise date be accelerated in contemplation of such action and the surviving entity following any such action shall at all times be entitled, in its sole discretion, to tender options on such terms and conditions as such surviving entity may deem appropriate. A sale of all or substantially all of the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a merger or consolidation for the foregoing purposes.

         IN WITNESS WHEREOF, this Option Agreement is executed as of the _____ day of September, 1996.

                                        MLC HOLDINGS, INC.



                                        By:
                                           --------------------------
                                           Bruce M. Bowen
                                           Executive Vice President


         The undersigned Optionee hereby accepts the benefits of the foregoing Incentive Stock Option Agreement.



- -------------------------               ------------------------------
Date                                    Phillip G. Norton





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